UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

TNI BioTech, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification Number)

37 North Orange Avenue, Suite 607, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

(888) 613 - 8802

(Registrant’s telephone number, including area code)

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

 1.01 Entry into a Material Definitive Agreement.

On June 11, 2014, TNI BioTech, Inc.’s wholly-owned subsidiary, Airmed Biopharma Limited, entered into a Distribution Agreement (the “Agreement”) with PanAm Global Logistics, Inc. (“Distributor”) pursuant to which Distributor will purchase from Airmed low-dose naltrexone under the name LodonalTM for resale in Brazil, Colombia, Costa Rica, Dominican Republic, Ecuador, Guatemala, Panama, Venezuela, Republic of Malawi, and Egypt, and such other countries as may be added in accordance with the Agreement.

Under the Agreement, Airmed agreed to supply LodonalTM to Distributor for a price of $1.00 per pill ($30 per carton) at a twenty-five percent discount. The term of the Agreement is five years and may be extended for an additional five-year period, subject to agreement between the parties on certain target sales requirements for the additional five-year term. Simultaneously with the execution of the Agreement, Distributor purchased five thousand cartons of LodonalTM for $150,000.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

9.01 Financial Statements and Exhibits.

Exhibit 1.1 Distribution Agreement, dated June 11, 2014, between Airmed Biopharma Limited and PanAm Global Logistics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

By: /s/ Noreen Griffin
Noreen Griffin, Chief Executive Officer